June 8, 2006

ALLIANCE DATA SIGNS LONG-TERM RENEWAL AGREEMENT WITH DUKE ENERGY’S UNION GAS

•	Alliance Data announced today that it has signed a six-year renewal agreement with Union Gas, a Duke Energy company, to continue providing customer information systems (CIS) services. This is the third contract extension for Alliance Data with Union Gas.

•	Under terms of the agreement, Alliance Data will provide CIS hosting, application management and development, and online bill presentment services for Union Gas’ customer service representatives.

•	Alliance Data will provide CIS support services for Union Gas’ 1.2 million residential customers in the Northern and Southwestern regions of Canada’s Ontario province.

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